Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Counsel” in the Statement of Additional Information and to the use of our report dated May 29, 2014 in the Amendment No. 2 to the Registration Statement (Form N-1A No. 333-184160) and Amendment No. 5 to the Registration Statement (Form N-1A No. 811-22754) of Morgan Creek Tactical Allocation Fund.

/s/ ERNST & YOUNG LLP

New York, New York
July 28, 2014